Exhibit 10.2

AMENDMENT NO. 1 TO CONSULTING AGREEMENT

This Amendment No. 1 to the Consulting Agreement (this “Amendment”), dated as of October 17, 2023, but effective for all purposes as of September 28, 2023 (the “Amendment Effectiveness Date”), is by and between InterPrivate III Financial Partners Inc., a Delaware corporation (the “Company”), and Rich McGinn (“Consultant”). Reference is made to that certain Consulting Agreement dated August 18, 2023 (the “Consulting Agreement”) by and between the Company and the Consultant. Capitalized terms used herein without definition shall have the same meanings as set forth in the Consulting Agreement, as amended hereby.

WHEREAS, the Parties desire to memorialize their agreement amend the Consulting Agreement, effective as of Amendment Effectiveness Date, to replace Section 2(a), Section 4 and Section 6(e) of the Consulting Agreement and to make certain other modifications as set forth below.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Parties hereto agree as follows:

Section 1. Amendments to Consulting Agreement.

1.1. Clause (a) of Section 2 of the Consulting Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Consulting Fee. The Company shall pay the Consultant a monthly retainer of $50,000.00 until this Agreement is terminated by either party upon notice to the other (email to suffice).”

1.2. Section 4 of the Section of the Consulting Agreement is hereby deleted in its entirety and replaced with the following:

“Section 4. Survival. Sections 3 through 6 of this Agreement and any remedies for breach of this Agreement shall survive any termination or expiration.”

1.3. Clause (e) of Section 6 of the Consulting Agreement is hereby deleted in its entirety and replaced with the following:

“(e) Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of Delaware without reference to the principles of conflicts of law of the State of Delaware or any other jurisdiction that would result in application of the laws of a jurisdiction other than the State of Delaware, and where applicable, the laws of the United States. Any action or proceeding arising out of or relating to this Agreement shall be brought exclusively in the federal or state courts of Delaware, and the Parties hereby expressly represent and agree that they are subject to the personal jurisdiction of said courts, and the Parties hereby irrevocably consent to the jurisdiction of such courts in any legal or equitable proceedings related to such disputes and waive, to the fullest extent permitted by law, any objection which either of them may now or hereafter have that the laying of the venue of any legal proceedings related to such dispute which is brought in any such courts is improper or that such proceedings have been brought in an inconvenient forum.”

Section 2. Miscellaneous.

2.1. This Amendment is effective as of the Amendment Effectiveness Date.

2.2. This Amendment shall form a part of the Agreement for all purposes. From and after the Amendment Effectiveness Date, any reference in the Agreement to “this Agreement”, “hereof”, “herein”, and “hereunder” and words or expressions of similar import shall refer to the Agreement as amended by this Amendment. The provisions of Section 6 (Miscellaneous) of the Agreement, as amended hereby, shall apply mutatis mutandis to this Amendment, and to the Agreement as amended by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

2.3. This Amendment shall be governed by the laws of the State of Delaware without reference to the principles of conflicts of law of the State of Delaware or any other jurisdiction that would result in application of the laws of a jurisdiction other than the State of Delaware, and where applicable, the laws of the United States. Any action or proceeding arising out of or relating to this Amendment shall be brought exclusively in the federal or state courts of Delaware, and the Parties hereby expressly represent and agree that they are subject to the personal jurisdiction of said courts, and the Parties hereby irrevocably consent to the jurisdiction of such courts in any legal or equitable proceedings related to such disputes and waive, to the fullest extent permitted by law, any objection which either of them may now or hereafter have that the laying of the venue of any legal proceedings related to such dispute which is brought in any such courts is improper or that such proceedings have been brought in an inconvenient forum.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above.

INTERPRIVATE III FINANCIAL PARTNERS INC.

By:	/s/ Brandon Bentley
	Name:	Brandon Bentley
	Title:	General Counsel

CONSULTANT

/s/ Rich McGinn
Name:	Rich McGinn

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